UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2012

Swank, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware	04-1886990
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

90 Park Avenue New York, NY	10016
(Address of principal executive offices)	(Zip code)

(212) 867-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Merger Agreement

On February 3, 2012, Swank, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Randa Accessories Leather Goods LLC, a Delaware limited liability company (“Parent”), Swing Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Intermediate Sub”), and Swing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Intermediate Sub (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will become an indirect wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, $.10 par value per share (the “Common Stock”), other than treasury shares, any shares owned by Parent, Intermediate Sub, Merger Sub or any other direct or indirect subsidiary of Parent, and shares owned by stockholders who have properly demanded and not effectively withdrawn or lost appraisal rights, will be cancelled and converted automatically into the right to receive $10.00 in cash, payable without interest and less applicable withholding taxes (the “Merger Consideration”).

Additionally, each outstanding option to purchase shares of Common Stock granted under the Company stock award plans will be cancelled as of the Effective Time. Each holder of a stock option of the Company that is outstanding and vested and unexercised as of the Effective Time and has an exercise price that is less than the Merger Consideration will be paid by the Surviving Corporation, in exchange for the cancellation of such stock option, an amount in cash equal to the product of (i) the excess, if any, of (x) the Merger Consideration over (y) the applicable exercise price per share of the Common Stock subject to such option, and (ii) the aggregate number of shares of the Common Stock issuable upon exercise of the option. Any such payments will be paid subject to all applicable federal, state and local tax withholding requirements. On February 28, 2012, the remaining unvested portions of all then outstanding stock options of the Company will vest in accordance with the original terms of those options.

The Merger Agreement contains a “go-shop” provision pursuant to which the Company is permitted to solicit, provide information to, and engage in discussions with, third parties with respect to any acquisition proposals for a 35-day period beginning on the date of the Merger Agreement. After the 35-day “go-shop” period, the Company will be subject to “no-shop” restrictions on its ability to solicit any other acquisition proposals from, provide information to, and engage in discussions with, third parties. None of the “no-shop” restrictions will apply with respect to any third party that has made an acquisition proposal after the date of the Merger Agreement which was received by the Company prior to the “go-shop” period end date and with whom the Company is having ongoing discussions or negotiations as of the “go-shop” period end date regarding an acquisition proposal, in each case, if the acquisition proposal constitutes or is reasonably likely to result in a Superior Proposal (as defined in the Merger Agreement). In addition, the restrictions on the Company’s ability to engage in discussions with, and provide information to, third parties will not apply (a) to third parties from which the Company receives a written acquisition proposal that the board of directors of the Company (the “Board”) believes in good faith to be bona fide, (b) such acquisition proposal was not solicited and did not otherwise result from a breach of the Merger Agreement relating to solicitations, and (c) the Board determines in good faith, after consultation with outside financial and legal advisors, that (1) such acquisition proposal constitutes or is reasonably likely to result in a Superior Proposal, and (2) the failure to engage in discussions with, and provide information to, third parties would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

The Board is obligated to recommend that the Company’s stockholders approve the Merger Agreement, subject to certain “fiduciary-out” provisions. Prior to the time stockholders adopt the Merger Agreement, the Board may withdraw or modify in a manner adverse to Parent, Intermediate Sub or Merger Sub its recommendation in favor of the Merger Agreement in the event that the Board concludes in good faith, after consultation with its outside legal advisors, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. In that event, if (i) the Company receives an acquisition proposal after the date of the Merger Agreement that was not solicited or otherwise results from a breach of the Company’s “no-solicitation” obligations under the Merger Agreement, and (ii) the Board concludes in good faith, after consultation with its outside financial and legal advisors, that such acquisition proposal constitutes a Superior Proposal, the Board may terminate the Merger Agreement to concurrently enter into a definitive agreement with respect to such Superior Proposal and/or withdraw or modify its approval of the Merger Agreement or its recommendation that the Company’s stockholders adopt the Merger Agreement upon notice and payment of a termination fee to Parent, Intermediate Sub and Merger Sub.

Parent has obtained the debt financing commitment described below. Funding under the debt financing commitment is subject to certain conditions, including conditions that do not relate directly to the Merger Agreement. In addition, Parent, Intermediate Sub and Merger Sub have agreed in the Merger Agreement to maintain a consolidated tangible net worth through March 30, 2012 of not less than $40,000,000, including cash balances and cash equivalents of not less than $10,000,000, and have further agreed to maintain a consolidated tangible net worth of not less than $50,000,000, including cash balances and cash equivalents of not less than $20,000,000, commencing on March 31, 2012 until the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement under any provision of the Merger Agreement other than a provision that requires a reverse termination fee or (c) two business days after the date that the Merger Agreement is terminated, although Parent, Intermediate Sub and Merger Sub will be required to maintain a consolidated tangible net worth of $15,000,000, of which at least $2,500,000 shall be in cash or cash equivalents, for the period beginning on the day immediately after this two business day period and continuing until the earliest of the day on which (i) Parent pays a reverse termination fee of $5,000,000 to the Company, (ii) Parent, Intermediate Sub or Merger Sub pays to the Company an amount less than the full reverse termination fee if a court of law or equity in an action brought under the provisions of the Merger Agreement has finally determined that a lesser amount is due, or (iii) a court of law or equity in an action brought under the provisions of the Merger Agreement has finally determined that none of Parent, Intermediate Sub or Merger Sub owe all or any portion of the reverse termination fee.

On February 3, 2012, Parent entered into a debt financing commitment letter (the “Debt Financing Commitment”) with JPMorgan Chase Bank, N.A. (“Chase” and in its capacity as administrative and collateral agent, “Administrative Agent”), pursuant to which Chase has committed to provide a five year revolving credit facility in the maximum aggregate principal amount of $65,000,000 (the “Debt Financing”). Unless otherwise agreed by the parties, the Debt Financing Commitment will terminate at 11:59 p.m., New York City time, on June 18, 2012. According to the Debt Financing Commitment, Chase currently anticipates holding 100% of the revolving commitment on the date that the definitive documentation relating to the Debt Financing is executed (the “Debt Financing Closing Date”), but reserves the right to assign a portion of its revolving commitments to one or more banks, financial institutions and other entities (collectively, the “Lenders”).

The Debt Financing will be secured by a first perfected security interest in all of the assets of the Parent, and all of its existing and future direct and indirect domestic subsidiaries, including the Company following the Effective Time, whether consisting of real, personal, tangible or intangible property, including a pledge of all of the outstanding shares of capital stock of the Company (following the closing of the Merger) and all of Parent’s other direct or indirect subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier foreign subsidiaries to the extent a pledge of a greater percentage could reasonably be expected to result in material adverse tax consequences).

The Debt Financing contemplated by the Debt Financing Commitment is subject to the following closing conditions:

•	the execution and delivery of definitive financing documentation with respect to the Debt Financing, including a credit agreement, security documents and other legal documentation;

•	receipt by the Lenders and the Administrative Agent of all fees required to be paid, and all expenses for which invoices have been presented, on or before the Debt Financing Closing Date;

•

all governmental approvals necessary in connection with the Merger, as well as all material third party approvals in connection with the Debt Financing contemplated by the Debt Financing Commitment and the continuing operations of the Parent and the Company (collectively, the “Borrowers”) and their subsidiaries (including stockholder approval by the Company’s stockholders of the Merger Agreement) have been obtained on reasonably satisfactory terms and are in full force and effect, and all applicable waiting periods have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Merger or the Debt Financing, or any of the transactions contemplated by the Debt Financing Commitment;

•

the Administrative Agent has received (i) reasonably satisfactory audited consolidated financial statements of each of Parent and the Company for the two most recent fiscal years ended prior to the Debt Financing Closing Date as to which such financial statements are available, (ii) reasonably satisfactory unaudited interim consolidated financial statements of each of Parent and the Company for each fiscal month and fiscal quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this bullet as to which such financial statements are available and (ii) each of Parent and the Company’s most recent projected income statement, balance sheet and cash flows on (x) a monthly basis for fiscal year 2012 and (y) an annual basis for fiscal years 2013 through 2016, in each case on a proforma combined basis for borrowers and their subsidiaries after giving effect to the closing of the Merger;

•

receipt by the Administrative Agent of such closing documents as are customary for transactions of the type contemplated in the Debt Financing Commitment or as the Administrative Agent may reasonably request;

•

the Administrative Agent has received and is satisfied to a reasonable extent with inventory appraisals of the Borrowers and their subsidiaries from appraisers reasonably satisfactory to the Administrative Agent;

•

the Administrative Agent or its designee has conducted a reasonably satisfactory field examination of the accounts receivable, inventory and related working capital matters and financial information of the Borrowers and their subsidiaries and of the related data processing and other systems;

•

receipt by the Administrative Agent of a borrowing base certificate as of a date specified by the Administrative Agent with customary supporting documentation and supplemental reporting to be agreed upon between the Administrative Agent and the Borrowers;

•	the corporate structure, capital structure, other debt instruments, material accounts, and governing documents of the Borrowers and their affiliates are acceptable to the Administrative Agent;

•

with regard to owned real property of the Borrowers, the Administrative Agent has received and is satisfied to a reasonable extent with any requested environmental review reports from firm(s) satisfactory to the Administrative Agent; any environmental hazards or liabilities identified in any such environmental review report indicate the Borrowers’ plans with respect thereto;

•	prepayment in full of all obligations under existing loan facilities, termination of the commitments thereunder and release of all liens, if any, granted thereunder;

•

all legal (including tax implications) and regulatory matters are satisfactory to the Administrative Agent and Lenders to a reasonable extent, including, but not limited to, compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System; the Administrative Agent’s counsel has completed all legal due diligence, including, without limitation, a review of the terms and provisions of the licensing and vendor agreements for the Borrowers and their subsidiaries;

•	liens creating a first priority security interest in the assets of the Borrowers serving as collateral for the Debt Financing have been perfected;

•	minimum availability after giving effect to all Borrowings on the Debt Financing Closing Date, of at least $10,000,000;

•

the absence of any injunction or temporary restraining order which, in the judgment of the Administrative Agent, would prohibit the making of the loans or the closing of the Merger; and the absence of litigation which would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries;

•

satisfactory results of due diligence investigation of Parent, the Company and their subsidiaries (including, without limitation, contingent liabilities (e.g., environmental, retiree medical benefits, ERISA, etc.)) and contractual obligations, including, without limitation, under any licensing and vendor agreements for the Borrowers and their subsidiaries, and reasonably satisfactory results of the Administrative Agent’s traveling auditors’ review;

•	all financial, accounting, and tax aspects of the Merger are acceptable;

•	the Merger has been consummated in accordance with applicable law and on satisfactory terms;

•

the agreements evidencing the Merger have satisfactory terms and conditions (including, without limitation, the amount and forms of the consideration to be paid in connection with the Merger), and no provision of such documentation has been waived, amended, supplemented or otherwise modified in any material respect without approval of the Lenders;

•

the agreements evidencing the Merger include an agreement by the Company that (i) any action or proceeding involving Chase arising out of or relating to the Merger, the Debt Financing or the performance of any services thereunder is subject to the exclusive jurisdiction of a state or federal court sitting in the County of New York, (ii) the Company will not, and the Company will not permit any of its subsidiaries to, bring or support anyone else in bringing any claim, action or proceeding in any other court, (iii) the Company waives any right to trial by jury in respect of any such claim, suit, action or proceeding, (iv) Chase and its affiliates are third party beneficiaries of any liability cap or other limitation on remedies or damages in the agreements evidencing the Merger, and (v) Chase and its affiliates are express third-party beneficiaries of the provisions in the agreements evidencing the Merger reflecting the foregoing agreements;

•	the capitalization, structure and equity ownership of each loan party after the Merger is satisfactory in all respects;

•	the fees and expenses relating to the Merger do not exceed $12,500,000;

•

the board of directors and the stockholders of the Company have duly approved the Merger and the Merger Agreement and the Company has not (i) announced that it will oppose the Merger or (ii) commenced any action which alleges that the Merger will violate applicable law;

•

receipt by the Administrative Agent and the lenders of a pro forma consolidated balance sheet, income statement and cash flow statement (the “Pro Forma Opening Statements”), giving effect to the Merger and projections, together with such information as the Administrative Agent may reasonably request to confirm the tax, legal, and business assumptions made in such Pro Forma Opening Statements and the projections;

•

the Pro Forma Opening Statements and the projections demonstrate, in the reasonable judgment of the Administrative Agent, together with all other information then available to the Administrative Agent, the ability of the Borrowers and their subsidiaries to repay their debts and satisfy their respective other obligations as and when due and to comply with the financial covenants acceptable to the Administrative Agent;

•	receipt by the Administrative Agent of a copy of the any fairness opinion from the Company’s investment banker addressed to the Company’s board of directors, relating to the terms of the Merger; and

•

receipt by the Administrative Agent of a solvency certificate from the chief financial officer of Parent that documents the solvency of the Borrowers and their subsidiaries after giving effect to the Merger and the other transactions contemplated by the Debt Financing Commitment.

If all or any portion of the Debt Financing becomes unavailable in accordance with the terms of the Debt Financing Commitment, Parent, Intermediate Sub and Merger Sub are required to use their respective reasonable best efforts to obtain any unavailable portion from alternative sources as promptly as practicable, but in any event on or before June 18, 2012, following the occurrence of that event, on terms that would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Intermediate Sub or Merger Sub to consummate the transactions contemplated by the Merger Agreement on or before June 18, 2012.

Each of the Company, Parent, Intermediate Sub and Merger Sub has made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include, among other things, (i) to conduct its business in all material respects in the ordinary course of business, and (ii) to use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and its subsidiaries, and to preserve, in all material respects, the current relationships of the Company and its subsidiaries with customers, licensees, suppliers and other persons with which the Company or any of its subsidiaries has business relations, in each case during the period between the execution of the Merger Agreement and the Effective Time.

The consummation of the Merger is subject to certain conditions, including, without limitation, (i) the adoption of the Merger Agreement by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon; (ii) the holders of not more than 15% of the Common Stock outstanding have properly exercised (and not withdrawn) appraisal rights with respect thereto in accordance with applicable law; (iii) the termination of the Rights Agreement, dated as of November 11, 2009, between the Company and American Stock Transfer and Trust Company LLC; (iv) since the date of the Merger Agreement a Material Adverse Effect (as defined in the Merger Agreement) has not occurred; (v) certain schedules to the Merger Agreement have been updated by the Company; and (vi) the absence of any law or order prohibiting or otherwise making illegal the Merger, the transactions contemplated by the Merger Agreement, or the Debt Financing and any alternative financing. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (a) the accuracy of the representations and warranties made by the other party to the Merger Agreement, subject to customary materiality qualifiers, and (b) the compliance by the other party with its obligations and pre-closing covenants thereunder, subject to customary materiality qualifiers.

The Merger Agreement contains certain termination rights for the Company, on the one hand, and Parent, Intermediate Sub and Merger Sub, on the other hand. The Merger Agreement provides that, upon termination under specified circumstances, (i) the Company would be required to pay Parent a termination fee of $2,000,000 (or, if the Merger Agreement is terminated by the Company in order to enter into a definitive agreement in connection with the “go-shop” process, $1,720,000), and (ii) Parent would be required to pay the Company a reverse termination fee of $5,000,000.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent, Intermediate Sub and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) confidential disclosures made to Parent, Intermediate Sub and Merger Sub in the disclosure schedule delivered in connection with the Merger Agreement and (b) matters disclosed in Company filings with the Securities and Exchange Commission (the “SEC”) on or after December 31, 2010 and prior to the date of the Merger Agreement, (iii) in some instances are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. The Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, annual Proxy Statement and other documents that the Company files with the SEC.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Current Report on Form 8-K.

Voting and Support Agreements

In connection with the Merger, Parent, Intermediate Sub and Merger Sub entered into Voting and Support Agreements, dated as of February 3, 2012 (each a “Voting and Support Agreement” and collectively, the “Voting and Support Agreements”), with each of John Tulin, the Company’s Chairman of the Board and Chief Executive Officer and a director of the Company, Wendy Tulin (John Tulin’s wife), James E. Tulin, a Senior Vice President and a director of the Company, Eric P. Luft, the Company’s President and a director of the Company, Melvin Goldfeder, a Senior Vice President of the Company, Paul Duckett, a Senior Vice President of the Company, and Jerold R. Kassner, the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary (each a “Voting Stockholder and collectively, the “Voting Stockholders”). Under the Voting and Support Agreements, the Voting Stockholders agreed, among other things, to vote certain shares of Common Stock as to which they have the right to vote (an aggregate of 1,250,046 shares, or 22.5% of the outstanding shares of Common Stock on February 2, 2012, the last trading day prior to the execution of the Merger Agreement) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Voting Stockholders contained in the Voting and Support Agreements.

Each Voting Stockholder has also agreed (i) not to, individually or in concert with any person, make, or in any manner participate in, directly or indirectly, a solicitation of proxies or consents or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (ii) not to, individually or in concert with any person, deposit any of the shares of Common Stock subject to his or her Voting and Support Agreement in a voting trust or subject any such shares of Common Stock to any arrangement or agreement with any person with respect to the voting of such shares of Common Stock, (iii) not to, individually or in concert with any person, initiate, solicit or knowingly encourage or facilitate (including, in each case, by way of furnishing information) any inquiries or the making of any proposal or offer with respect to, or any indication of interest in, any acquisition proposal, engage in any negotiations or discussions concerning any acquisition proposal, or provide any non-public information or data to any person or any representatives thereof (other than Parent, Intermediate Sub, Merger Sub or any of their affiliates) that has made, or to such Voting Stockholder’s knowledge, is considering making an acquisition proposal, or make any public statements with respect to any acquisition proposal or any matter that relates to, supports, or could reasonably be expected to lead to any acquisition proposal, and (iv) during the term of the Voting and Support Agreement, such Voting Stockholder will not, and will cause each his or her affiliates not to, without Parent’s, Intermediate Sub’s and Merger Sub’s prior written consent, (a) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a transfer of, any or all of the shares of Common Stock subject to the Voting and Support Agreement, except, in each case, for permitted transfers, (b) grant any proxies or powers of attorney with respect to any or all of the shares of Common Stock subject to the Voting and Support Agreement, (c) grant in favor of any person any lien of any nature whatsoever with respect to any or all of the shares of Common Stock subject to the Voting and Support Agreement, or (d) knowingly or intentionally take any action that to the knowledge of such Voting Stockholder would have the effect of preventing, impeding, interfering with or adversely affecting such Voting Stockholder’s ability to perform his or her obligations under the Voting and Support Agreements.

Each Voting and Support Agreement expressly provides that no Voting Stockholder has made any agreement or understanding in any capacity other than in his or her capacity as a record holder and/or beneficial owner of the shares of Common Stock subject to such Voting and Support Agreement, nothing in his or her Voting and Support Agreement will limit or affect any action or inaction by him or her in any other capacity, including as a director, officer, or other fiduciary of the Company, or The New Swank, Inc. Retirement Plan (the “Retirement Plan”) or any other employee benefit plan of the Company, and that the Voting Stockholder will have no liability to Parent, Intermediate Sub or Merger Sub as a result of any action or inaction in his or her capacity as a director, officer, or other fiduciary of the Company or the Retirement Plan or any other employee benefit plan of the Company.

Each Voting and Support Agreement will terminate upon the earliest of (i) the mutual written consent of Parent, Intermediate Sub, Merger Sub and the Voting Stockholder, (ii) the Effective Time, (iii) the date of termination of the Merger Agreement in accordance with its terms, and (iv) the delivery of written notice by a Voting Stockholder to Parent following any amendment to the Merger Agreement to (1) decrease the Merger Consideration, or (2) decrease the amount payable to the Voting Stockholder in exchange for cancellation of his or her stock options outstanding at the time of the Merger, unless, in the case of clauses (1) or (2), as applicable, the Merger Agreement amendment has been consented to in advance by the Voting Stockholder.

The foregoing summary of the Voting and Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Voting and Support Agreements, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

First Amendment to Rights Agreement

In connection with the Merger, on February 3, 2012, the Company and American Stock Transfer & Trust Company LLC (the “Rights Agent”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of November 11, 2009 (the “Rights Agreement”), between the Company and the Rights Agent. Pursuant to the Amendment, the Rights Agreement has been amended to provide that, among other things, (i) none of Parent, Intermediate Sub or Merger Sub shall be deemed to become an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement by reason of or as a result of (1) the approval, adoption, execution, delivery or performance of the Merger Agreement or the Voting and Support Agreements, (2) the public or other announcement or disclosure of the Merger, the Merger Agreement, the Voting and Support Agreements or any of the other transactions contemplated by the Merger Agreement or the Voting and Support Agreements, or (3) the consummation of the Merger at the Effective Time or any of the other transactions contemplated by the Merger Agreement or the Voting and Support Agreements (the transactions described in clauses (1), (2) and (3), together with any related transactions, the “Merger Events”), (ii) none of a Stock Acquisition Date, a Distribution Date, a Section 11(a)(ii) Event, nor a Section 13 Event (each term as defined in the Rights Agreement) shall be deemed to have occurred by virtue of or as a result of any one or more Merger Events, and (iii) on the earlier of (1) the Final Expiration Date, (as defined in the Rights Agreement) and (2) immediately prior to the Effective Time, but only if such Effective Time shall occur, (a) the Rights Agreement shall terminate and be void and of no further force or effect, (b) none of the parties to the Rights Agreement will have any rights, obligations or liabilities thereunder, and (c) the holders of the Rights (as defined in the Rights Agreement) shall not be entitled to any benefits, rights or other interests under the Rights Agreement.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement – First Amendment to Rights Agreement” is incorporated herein by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Termination of Termination Agreement and Amendment and Release Agreements.

The Company is a party to termination agreements with each of John Tulin, Eric P. Luft, James E. Tulin and Jerold R. Kassner (each a “Termination Agreement” and collectively, the “Termination Agreements”). Under the Termination Agreements, in the event of a change of control (as defined in the Termination Agreements), followed by the occurrence of certain events, these officers may within two years thereafter terminate their employment and receive severance, payable in a lump sum and in cash. In addition, each of Messrs. Tulin, Luft and Tulin are also parties to employment agreements, and Mr. Kassner, a severance agreement, each of which provides for the payment of severance (but in a lesser amount) both in the event of a change of control and upon the occurrence of certain other events.

In connection with the Merger, each of John Tulin, Eric P. Luft, James E. Tulin and Jerold R. Kassner has entered into an amendment and release agreement with the Company, effective as of the Effective Time, pursuant to which each of them agreed to terminate his Termination Agreement and in the case of John Tulin, Eric P. Luft, James E. Tulin, amend their respective employment agreements and, in the case of Jerold R. Kassner, amend his severance agreement, in exchange for a lump sum payment, as described in more detail below.

John Tulin

The Company has entered into an amendment and release agreement, effective as of the Effective Time, with John Tulin. The amendment and release agreement amends and modifies John Tulin’s existing relationship with the Company and his rights upon the occurrence of a change of control of the Company. Pursuant to the amendment and release agreement, the Termination Agreement between Mr. Tulin and the Company will be terminated as of the Effective Time.

In addition, Mr. Tulin’s amended and restated employment agreement with the Company has been amended to make certain changes, including the following:

•

instead of a three-year term that is subject to annual extension, the term of Mr. Tulin’s amended and restated employment agreement has been fixed at two years and will expire, unless earlier terminated in accordance with its terms, on the second anniversary of the Effective Time and Mr. Tulin will be entitled to receive an annual base salary of $1,100,000;

•	Mr. Tulin will not have the right to terminate his amended and restated employment agreement upon the occurrence of a change of control;

•

Mr. Tulin will no longer be entitled to receive any severance payments under his amended and restated employment agreement, including if it is terminated upon his death or disability, but instead he, or in the event of death his legal representatives, will only be entitled to receive accrued but unpaid base salary and bonus compensation, if any through the date of termination;

•	the Company may not terminate Mr. Tulin without cause (as defined in his amended and restated employment agreement); and

•

Mr. Tulin will no longer have the right to receive his annual $43,200 special allowance or an automobile leased by the Company or related automobile benefits, although he will continue to be entitled to participate in any medical payment, disability, health or life insurance and other benefit plans and arrangements which may be or become available to executive officers of the Company in general.

Pursuant to his amendment and release agreement, at the Effective Time, the Company will pay Mr. Tulin a single lump sum payment in the amount of $419,285.11.

Eric P. Luft

The Company has also entered into an amendment and release agreement, effective as of the Effective Time, with Eric P. Luft. The amendment and release agreement amends and modifies Mr. Luft’s existing relationship with the Company and his rights upon the occurrence of a change of control of the Company. Pursuant to the amendment and release agreement, the Termination Agreement between Mr. Luft and the Company will be terminated. In addition, Mr. Luft’s amended and restated employment agreement with the Company has been amended to make certain changes, including the following:

•

instead of a one-year term that is subject to annual extension, the term of Mr. Luft’s amended and restated employment agreement has been fixed at two years and will expire, unless earlier terminated in accordance with its terms, on the second anniversary of the Effective Time;

•	Mr. Luft will no longer have the right to terminate his amended and restated employment agreement upon the occurrence of a change of control;

•

Mr. Luft will no longer be entitled to receive any severance payments under his amended and restated employment agreement, including if it is terminated upon his death or disability, but instead he, or in the event of death his legal representatives, will only be entitled to receive accrued but unpaid base salary and bonus compensation, if any, through the date of termination; and

•	the Company may not terminate Mr. Luft without cause (as defined in his amended and restated employment agreement).

Pursuant to the amendment and release agreement, at the Effective Time, the Company will pay Eric Luft a single lump sum payment in the amount of $345,275.12.

James E. Tulin

The Company has also entered into an amendment and release agreement, effective as of the Effective Time, with James E. Tulin. The amendment and release agreement amends and modifies James E. Tulin’s existing relationship with the Company and his rights upon the occurrence of a change of control of the Company. Pursuant to the amendment and release agreement, the Termination Agreement between James E. Tulin and the Company will be terminated. In addition, James E. Tulin’s amended and restated employment agreement with the Company has been amended to make certain changes, including the following:

•	James E. Tulin will no longer have the right to terminate his amended and restated employment agreement upon the occurrence of a change of control; and

•

James E. Tulin will no longer be entitled to receive any severance payments under his amended and restated employment agreement, including if it is terminated upon his death or disability, but instead he, or in the event of death his legal representatives, will only be entitled to receive accrued but unpaid base salary and bonus compensation, if any, through the date of termination.

•	the Company may not terminate James E. Tulin without cause (as defined in his amended and restated employment agreement).

Pursuant to the amendment and release agreement, at the Effective Time, the Company will pay James E. Tulin a single lump sum payment in the amount of $243,986.07.

Jerold R. Kassner

The Company has also entered into an amendment and release agreement with Jerold R. Kassner, effective as of the Effective Time. Under this amendment and release agreement, Mr. Kassner has agreed to the termination of his Termination Agreement and the amendment of his severance agreement under which, among other things, if his employment is terminated other than for cause (as defined in the severance agreement), disability or death, (i) he was entitled to receive one-year’s base salary (currently $358,549.28), (ii) if he elected to receive group medical insurance for him and/or his family pursuant to the federal “COBRA” law, the Company would have reimbursed him or would have paid directly all premium costs associated therewith for one year following his termination to the extent such premium costs exceeded the premium costs he would have had to pay had he been employed during the one year period following his termination, and (iii) he would have been fully vested under the Company’s executive life insurance program. In consideration for the termination of his Termination Agreement and the amendment of his severance agreement the Company will pay Mr. Kassner, at the Effective Time, a single lump sum payment in the amount of $206,892.15.

The foregoing summaries of the amendment and release agreements between the Company and each of John Tulin, Eric P. Luft, James E. Tulin and Jerold R. Kassner do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the amendment and release agreements, which are attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 and are incorporated by reference into this Current Report on Form 8-K.

Stock Option Cancellation Agreements

In connection with the Merger, each of John Tulin, Eric P. Luft, James E. Tulin and Jerold R. Kassner has entered into stock option cancellation agreements (each a “Stock Option Cancellation Agreement” and collectively, the “Stock Option Cancellation Agreements”). Pursuant to their respective Stock Option Cancellation Agreement each of John Tulin, Eric P. Luft, James E. Tulin and Jerold R. Kassner have agreed, in exchange for the cancellation of his outstanding option to purchase shares of Common Stock granted under the Company stock award plans, to be paid by the Surviving Corporation, no later than five business days after the Effective Time, an amount in cash equal to the product of (i) the excess, if any, of (x) the Merger Consideration over (y) the applicable exercise price per share of the Common Stock subject to his option, and (ii) the aggregate number of shares of Common Stock issuable upon exercise of the option.

The following table sets forth for each of John Tulin, Eric P. Luft, James E. Tulin and Jerold R. Kassner (i) the aggregate number of shares of Common Stock subject to stock options, assuming the executive officer remains employed by the Company at the Effective Time and (ii) the aggregate pre-tax amount of consideration that the Company expects the Surviving Corporation to pay to all such individuals with respect to their stock options in connection with the Merger.

Name	Shares	Value ($)(1)
John Tulin	65,000	$286,500
Eric P. Luft	50,000	$247,500
James E. Tulin	50,000	$222,000
Jerold R. Kassner	50,000	$247,500

(1)	Calculated by multiplying (i) the excess of Merger Consideration over the respective per share exercise price of the stock option by (ii) the number of shares of Common Stock subject to such stock option.

The foregoing summary of the Stock Option Cancellation Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Stock Option Cancellation Agreement, which is attached hereto as Exhibit 10.6 and is incorporated by reference into this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On February 3, 2012 the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 and the information contained therein, is being furnished to the SEC, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as specifically set forth in such statement or report.

Item 8.01	Other Events.

On February 3, 2012, the Company distributed to its employees questions and answers relating to the Merger which are attached hereto as Exhibit 99.2 and are incorporated by reference into this Current Report on Form 8-K.

On February 3, 2012, Parent distributed to its employees questions and answers relating to the Merger which are attached hereto as Exhibit 99.3 and are incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 3, 2012, among Randa Accessories Leather Goods LLC, Swing Acquisition LLC, Swing Merger Sub, Inc. and Swank, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.).

4.1	First Amendment to Rights Agreement, dated as of February 3, 2012, by and between Swank, Inc. and American Stock Transfer & Trust Company LLC.

10.1	Form of Voting and Support Agreement entered into among Randa Accessories Leather Goods LLC, Swing Acquisition LLC, Swing Merger Sub and each of John Tulin, Wendy Tulin, James E. Tulin, Eric P. Luft, Melvin Goldfeder, Paul Duckett and Jerold R. Kassner.

10.2	Amendment and Release Agreement, dated as of February 3, 2012, by and between Swank, Inc. and John Tulin.

10.3	Amendment and Release Agreement, dated as of February 3, 2012, by and between Swank, Inc. and Eric P. Luft.

10.4	Amendment and Release Agreement, dated as of February 3, 2012, by and between Swank, Inc. and James E. Tulin.

10.5	Amendment and Release Agreement, dated as of February 3, 2012, by and between Swank, Inc. and Jerold R. Kassner.

10.6	Form of Stock Option Cancellation Agreement entered into by and between Swank, Inc. and each of John Tulin, Eric P. Luft, James E. Tulin and Jerold R. Kassner.

99.1	Joint Press Release of Randa Accessories Leather Goods LLC and Swank, Inc., dated February 3, 2012.

99.2	Swank - FAQs.

99.3	Randa - FAQs.

Additional Information and Where to Find It

This Current Report on Form 8-K contains only a brief description of the proposed transaction. It is not a request for or a solicitation of a proxy or an offer to acquire any shares of Common Stock. In connection with the proposed acquisition, the Company intends to file a proxy statement on Schedule 14A and other relevant materials with the SEC. Stockholders of the Company are urged to read the Company’s proxy statement and all other relevant documents filed with the SEC when they become available, as they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the Company’s stockholders seeking their approval of the proposed transaction. The Company’s stockholders will be able to obtain these documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, they may obtain free copies of these by contacting the Company’s Secretary, Jerold R. Kassner, at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780, telephone: (508) 977-4453. The Company’s stockholders also may read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its directors and executive officers may be deemed to be participants in the forthcoming solicitation of proxies from the holders of Common Stock in connection with the proposed transaction. A list of the names and other information regarding the directors and executive officers of the Company is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 31, 2011, Amendment No. 1 on Form 10-K/A, filed with the SEC on May 13, 2011, and the Company’s Definitive Proxy Statement for its 2011 annual meeting of stockholders filed with the SEC on July 15, 2011. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions; competition in the accessories markets, potential changes in customer spending; acceptance of product offerings and designs; the variability of consumer spending resulting from changes in domestic economic activity; any significant variations between actual amounts and the amounts estimated for those matters identified as critical accounting estimates, as well as other significant accounting estimates made in the preparation of financial statements; as well as geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. You are urged to consider all such factors. Any forward-looking statements relating to the transaction discussed above are based on our current expectations, assumptions, estimates and projections and involve significant risks and uncertainties, including the many variables that may impact or are related to consummation of the transaction, SEC regulatory review of our filings related to the transaction, the continuing determination of the Company’s Board of Directors that the transaction is in the best interests of all stockholders; and the results of the go-shop period and whether any additional acquisition proposals or superior proposals are made. The Company and Parent assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2012	SWANK, INC.

	By:	/s/ Jerold R. Kassner
Jerold R. Kassner, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 3, 2012, among Randa Accessories Leather Goods LLC, Swing Acquisition LLC, Swing Merger Sub, Inc. and Swank, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.).

4.1	First Amendment to Rights Agreement, dated as of February 3, 2012, by and between Swank, Inc. and American Stock Transfer & Trust Company LLC.

10.1	Form of Voting and Support Agreement entered into among Randa Accessories Leather Goods LLC, Swing Acquisition LLC, Swing Merger Sub and each of John Tulin, Wendy Tulin, James E. Tulin, Eric P. Luft, Melvin Goldfeder, Paul Duckett and Jerold R. Kassner.

10.2	Amendment and Release Agreement, dated as of February 3, 2012, by and between Swank, Inc. and John Tulin.

10.3	Amendment and Release Agreement, dated as of February 3, 2012, by and between Swank, Inc. and Eric P. Luft.

10.4	Amendment and Release Agreement, dated as of February 3, 2012, by and between Swank, Inc. and James E. Tulin.

10.5	Amendment and Release Agreement, dated as of February 3, 2012, by and between Swank, Inc. and Jerold R. Kassner.

10.6	Form of Stock Option Cancellation Agreement entered into by and between Swank, Inc. and each of John Tulin, Eric P. Luft, James E. Tulin and Jerold R. Kassner.

99.1	Joint Press Release of Randa Accessories Leather Goods LLC and Swank, Inc., dated February 3, 2012.

99.2	Swank - FAQs.

99.3	Randa - FAQs.